EXHIBIT 5

Modified from UBS Form

UBS FINANCIAL SERVICES INC.
A C C O U N T   C O N T R O L   A G R E E M E N T

This Agreement is between UBS Financial Services Inc. (“UBSFS”), the party or parties signing this Agreement as Client where indicated below (together and individually, “Client”), UBS AG Stamford Branch, as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as calculation agent (in such capacity, together with its successors and assigns, the “Calculation Agent” and together with the Administrative Agent, the “Agents”), each of the Lenders (as defined below) listed from time to time on Schedule A hereto, as collateral agent for itself, the Agents and its Agented Lenders (as defined in the Margin Loan Agreement referred to below) (each such Lender listed on Schedule A, in such capacity as collateral agent, referred to individually as a “Secured Party” and, collectively, as the “Secured Parties”).
Section 1.   Definitions.
“Accounts” shall mean, collectively, each of the accounts (together with any successor or replacement accounts thereof, each, an “Account”) listed on Annex I to this Agreement (as the same may be redesignated, renumbered, or otherwise modified), each of which has been established and maintained by UBSFS hereunder in the name of the Client. UBSFS has established each of the above-referenced Accounts as a “securities account,” (a “Securities Account”) within the meaning of Section 8-501 of the Uniform Commercial Code as in effect in the State of New York (“UCC”). Any reference to a “Secured Party’s Account” shall mean the Account identified opposite the name of such Secured Party.
“Collateral” for purposes of this Agreement shall mean all Accounts, together with all cash, securities, securities entitlements, financial assets, investment property and other assets held in, credited to or carried in each Account from time to time (including all the Pledged Shares credited to such Account), and the proceeds thereof held in, credit to or carried therein. Any reference to (i) a “Secured Party’s Collateral” shall mean Collateral held in, credited to or carried in such Secured Party’s Account and (ii) a “Secured Party’s Account and Collateral” shall mean such Secured Party’s Account and such Secured Party’s Collateral.
“Depository” shall mean DTC or any other depository, book-entry system or clearing agency (and their respective successors or assigns) authorized to act as a securities depositary or clearing agency pursuant to applicable law and identified to Client from time to time, and approved by the Secured Parties.
“Hague Securities Convention” shall mean the Convention on the Law Applicable to Certain Rights in Respect of Securities Held with an Intermediary, as in effect on the date hereof in the United States of America as a Contracting State (as defined therein).
“Joinder Agreement” shall have the meaning assigned to such term in Section 12. “Lenders” shall have the meaning set forth in the definition of “Margin Loan Agreement”. “New Secured Party” shall have the meaning assigned to such term in Section 12.

“Margin Loan Agreement” shall mean the Margin Loan Agreement dated as of the date hereof, by and among the Client, as a borrower, the other borrowers party thereto, the lenders party thereto from time to time (collectively, the “Lenders”), the Administrative Agent and the Calculation Agent, as the same may be amended, restated, amended and restated or otherwise modified from time to time.
“Security Agreement” shall mean the Pledge and Security Agreement dated as of the date hereof, by and among the Client, as a pledgor, the other pledgors party thereto, the Agents and the Secured Parties.
“Termination Notice” shall have the meaning assigned to such term in Section 12.
Any capitalized term used but not defined herein shall have the meaning given to such term in the Margin Loan Agreement or the Security Agreement (collectively, the “Margin Loan Documents”), as the context shall require.
WHEREAS, pursuant to the Security Agreement, Client has granted each Secured Party, for the benefit of itself, its Agented Lenders and the Agents, a security interest in all of its right, title and interest in such Secured Party’s Account and Collateral; and
WHEREAS, Client, UBSFS, the Agents and the Secured Parties are entering into this Agreement to provide for the control of each Secured Party’s Account and Collateral, and to perfect each Secured Party’s security interest in such Secured Party’s Account and Collateral (for the benefit of itself, its Agented Lenders and the Lenders);
NOW THEREFORE, the parties hereby agree as follows:
Section 2.   The Accounts.
(a)    UBSFS hereby represents and warrants to each of the Secured Parties, the Agents and Client that (i) each Secured Party’s Account has been established in the name and with the account
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number set forth in Annex I hereto, (ii) except for the claims and interests of each Secured Party in such Secured Party’s Account and claims and interests of the Client in each Account, and except for any claim in favor of UBSFS permitted under Section 3, UBSFS does not know of any claim to or interest in the Accounts. The parties agree and acknowledge that on or after the execution of this Agreement by UBSFS, the title of Accounts may be modified to reflect that Client has granted each Secured Party a security interest in such Secured Party’s Account and Collateral, and (iii) UBSFS will credit to each Secured Party’s Account all proceeds received by it with respect to such Secured Party’s Collateral (unless otherwise directed by such Secured Party). UBSFS makes no representation or warranty, and shall have no responsibility or liability, with respect to the effectiveness of the Security Agreement or this Agreement in granting or perfecting any Secured Party’s security interest in such Secured Party’s Collateral.
(b)    All property now or hereafter credited by UBSFS to an Account will be treated as financial assets under Article 8 of the UCC. Furthermore, UBSFS and Client hereby expressly agree that cash held in the Accounts is deemed to be and shall be treated as a “financial asset” within the meaning of Section 8-102 of the UCC. However, Client and each Secured Party acknowledge that to the extent so indicated on the periodic account statements sent to Client, certain assets are held directly by Client and are shown on the account statements relating to the Accounts only for informational purposes. Such assets are not credited to or carried in the Accounts, can be transferred without UBSFS’ or Secured Party’s consent, and are not covered by this Agreement. UBSFS is not responsible for assuring that informational items are not shown on the periodic statements for the Accounts or are not acquired with assets that are credited to the Accounts.
(c)    All securities or other property underlying any financial assets credited to any Account shall be registered in the name of UBSFS, indorsed to UBSFS or in blank or credited to another securities account maintained in the name of UBSFS, and in no case shall any financial asset credited to any Account be registered in the name of the Client, payable to the order of the Client or specially indorsed to the Client except to the extent the foregoing have specially indorsed to UBSFS or in blank as provided in this Section 2(c).
(d)    Each Secured Party and Client hereby authorize UBSFS to utilize a Depository to the extent possible in connection with its performance hereunder. The Collateral held by UBSFS in a Depository will be held subject to the rules, terms and conditions of such Depository. Where Collateral is held in a Depository, UBSFS shall identify on its records as belonging to the Client and pledged to applicable Secured Party a quantity of securities as part of a fungible bulk of securities held in UBFS’s account at such Depository. Securities deposited with a Depositary will be represented in accounts which include only assets held by UBSFS for its customers.
(e)    In connection with any additional Secured Party becoming a party to this Agreement pursuant to Section 12, UBSFS shall establish and maintain an Account or Accounts for each such Secured Party “as Secured Party of Chirag Patel” which Account(s) shall be (x) identified to such Secured Party pursuant an amendment to Annex I of this Agreement and (y) controlled by such Secured Party in accordance with Section 4.
Section 3. Priority of Lien. UBSFS hereby acknowledges the security interest granted to each Secured Party (for the benefit of itself, its Agented Lenders and the Agents) by Client. UBSFS hereby confirms that the Accounts are cash accounts and that it will not advance any margin or other credit to Client with respect to the assets carried in the Accounts. UBSFS hereby subordinates all liens, encumbrances, claims and rights of setoff it may have against any Account or any financial asset carried
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in any Account or any free credit balance in any Account, except for liens, encumbrances, claims and rights of setoff for the payment of UBSFS customary fees and commissions pursuant to its agreement with Client, for the payment for financial assets purchased for any Account and/or for the delivery of financial assets liquidated for any Account. UBSFS will not agree with any third party that UBSFS will comply with entitlement orders concerning any Secured Party’s Account or Collateral originated by such third party without the prior written consent of such Secured Party.
Section 4.    Control; Trading in the Account; Investment Advisers.
(a)    Subject to the terms of Section 4(b) below, UBSFS, Client, Agents and Secured Parties agree that UBSFS will comply with all Instructions, including without limitation, all entitlement orders and instructions originated by any Secured Party concerning such Secured Party’s Account and Collateral without further consent by Client or any other person (including any other Secured Party). Each Secured Party and the Client hereby intend that this Agreement establish “control” by each Secured Party of such Secured Party’s Account and Collateral for purposes of perfecting such Secured Party’s security interest in such Secured Party’s Account and Collateral (for the benefit of itself, its Agented Lenders and the Agents) pursuant to Article 8 of the UCC, and UBSFS hereby acknowledges that it has been advised of the Client’s grant to each Secured Party of a security interest in such Secured Party’s Account and Collateral. Subject to the directly succeeding sentence, each Secured Party shall at all times have sole and exclusive control of such Secured Party’s Account and Collateral. Unless “ACCOUNT TRADING PERMITTED?” at the top of this Agreement is marked “NO,” and except as otherwise provided in Section 5, UBSFS also will comply with entitlement orders and instructions concerning the Accounts originated by Client or Client’s authorized representatives, including any investment adviser, which may be an affiliate of UBSFS, that Client has authorized to exercise investment discretion with respect to the Accounts (“Investment Adviser”), until such time as a Secured Party delivers a written notice to UBSFS that such Secured Party is thereby exercising exclusive control over such Secured Party’s Account (a “Notice of Exclusive Control.”). Subject to the terms of Section 4(b) below, after UBSFS receives a Notice of Exclusive Control by a Secured Party and has had reasonable opportunity to comply with it, UBSFS will cease complying with entitlement orders or other directions concerning such Secured Party’s Accounts that are originated by Client or its representatives until such time as UBSFS receives a written notice from such Secured Party rescinding the Notice of Exclusive Control.
(b)    Secured Parties agree that UBSFS may, in its sole and absolute discretion, require that any Secured Party provide a certified corporate resolution or other authorizing document, in form and substance acceptable to UBSFS, identifying the individual(s) authorized by such Secured Party to provide UBSFS with entitlement orders, a Notice of Exclusive Control or any other notice or instruction concerning such Secured Party’s Account and Collateral (collectively, “Instructions”), and may in its sole and absolute discretion refuse to honor an Instruction pending receipt of such an authorizing document from such Secured Party in a form acceptable to UBSFS. Notwithstanding the foregoing, UBSFS shall have no obligation to confirm the identity or authority of any individual who purports to provide UBSFS with an Instruction on behalf of a Secured Party, and the parties agree and acknowledge that UBSFS may accept and follow any Instruction from any individual whom UBSFS in good faith believes to be authorized by a Secured Party to provide such Instruction and UBSFS shall not be liable to any party for having honored or allowed any such Instruction.
(c)    If there is an Investment Adviser identified on the signature page below, the parties agree that such Investment Adviser will be provided with a copy of this Agreement and each Secured Party agrees that it will provide such Investment Adviser with a copy of any Notice of Exclusive Control,

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or revocation of same, at the same time that it provides Client and UBSFS with such Notice of Exclusive Control (or revocation thereof). Each Secured Party agrees that if an Investment Adviser is identified on the signature page of this Agreement, no Notice of Exclusive Control shall be effective as between UBSFS and the Secured Parties unless and until such Secured Party has provided a copy of any Notice of Exclusive Control to such Investment Adviser. Notwithstanding the foregoing, however, Client agrees that UBSFS shall have no obligation to comply with entitlement orders or other directions originated by Client or its representatives (including such Investment Adviser) following UBSFS’ receipt of a Notice of Exclusive Control, irrespective of whether a copy of such Notice of Exclusive Control has been provided to Investment Adviser in accordance with this paragraph.
(d)    UBSFS shall hold each Secured Party’s Collateral in its possession until instructed hereunder to deliver such Secured Party’s Collateral or any specified portion thereof in accordance with a written instruction signed by a Secured Party. The Secured Party shall deliver a written instruction to UBSFS to withdraw applicable Collateral in such Secured Party’s Account at the time specified in the notice delivered by the Client to the Calculation Agent in accordance with Section 2.12 of the Margin Loan Agreement (which may not be sooner than 2 Business Days after such notice), provided that each of the conditions for the disposition and release specified under Section 2.12 of the Margin Loan Agreement are satisfied by Client. The proceeds of such dispositions shall be paid into the Collateral Accounts of each Secured Party pursuant to the terms specified under Section 2.12.
Section 5. Withdrawals from the Account. Unless “ACCOUNT WITHDRAWALS PERMITTED?” at the top of this Agreement is marked “YES,” then notwithstanding the provisions of Section 4, UBSFS will neither accept nor comply with any entitlement order from Client or its authorized representatives withdrawing or making a free delivery of any financial assets from any Account nor deliver any such financial assets to Client nor pay any free credit balance or other amount owing from UBSFS to Client with respect to any Account without the specific prior written consent of the applicable Secured Party. Such a prohibition against such withdrawals will not limit the obligation of UBSFS to comply with other entitlement orders concerning any Account that are originated by Client or Client’s authorized representatives in accordance with Section 4. If “ACCOUNT WITHDRAWALS PERMITTED?” at the top of this Agreement is marked “YES,” unless a Notice of Exclusive Control is in effect, UBSFS shall have no responsibility whatsoever to limit, restrict or monitor any withdrawals of transfers of assets from any Account by Client or to otherwise notify any Secured Party of the depletion of such Secured Party’s Account assets, even if UBSFS knows or believes that as the result of such withdrawals and/or transfers, such Account’s value is or will be less than is required by the separate lending arrangement between such Secured Party and Client.
Section 6. Statements and Confirmations. As elected above by each Secured Party, UBSFS will either send copies of all periodic account statements and confirmations concerning such Secured Party’s Account and Collateral to such Secured Party at the address set forth below, or enable Interested Party access to such Secured Party’s Account via Online Services (OLS), where all periodic account statements and confirmations concerning such Secured Party’s Account will be made available to such Secured Party. If such Secured Party elects to view such Secured Party’s Account and Collateral information through OLS, a UBSFS OLS account and a valid e-mail address must be provided to enroll and such Secured Party is responsible for notifying UBSFS promptly when its email address changes. If Interested Party access is elected, such Secured Party is solely responsible for monitoring such Secured Party’s Account activity via OLS. UBSFS does not provide notification to Interested Parties when statements and confirmations are available on OLS.

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Section 7.    Limited Responsibility of UBSFS. Except to the extent that it permits trading or a withdrawal or payment in violation of Sections 4 or 5 or advances margin or other credit to Client in violation of Section 3, UBSFS shall have no responsibility or liability to the Agents or any of the Secured Parties for making trades of financial assets held in any of the Accounts at the direction of Client or Client’s authorized representatives, including any Investment Adviser, or for complying with entitlement orders concerning any of the Accounts from Client, or Client’s authorized representatives, including any Investment Adviser. UBSFS shall have no responsibility or liability to Client for complying with a Notice of Exclusive Control or complying with entitlement orders concerning any of the Accounts originated by a Secured Party. UBSFS shall have no responsibility or liability to the Agents or any of the Secured Parties with respect to increases or decreases in the value of the Accounts or increases or decreases in the market value of any asset held therein. UBSFS shall have no duty to investigate or make any determination as to whether any Secured Party is entitled or has been authorized to give any Notice of Exclusive Control as to such Secured Party’s Accounts, as to whether such Secured Party has provided a copy thereof to any Investment Adviser, or as to whether a default exists under any agreement between Client, the Agents and the Secured Parties, and UBSFS shall comply with a Notice of Exclusive Control even if it believes that no such default exists. This Agreement does not create any obligation or duty of UBSFS other than those expressly set forth herein.
Section 8.    Indemnification of UBSFS. Client hereby agrees to indemnify and hold harmless UBSFS, its affiliates and their respective directors, officers, agents and employees, on a current basis as incurred, against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including without limitation, any and all court costs and reasonable attorneys’ fees, in any way related to or arising out of or in connection with this Agreement or any action taken or not taken pursuant hereto, except to the extent caused by UBSFS’ breach of its obligations hereunder. Each Secured Party hereby agrees to indemnify and hold harmless UBSFS, its affiliates and their respective directors, officers, agents and employees, on a current basis as incurred, against any and all claims, causes of action, liabilities, lawsuits, demands and damages, including, without limitation any and all court costs and reasonable attorneys’ fees, in any way related to or arising out of or in connection with any Instruction originated by such Secured Party or any action taken or not taken in connection thereto, except to the extent caused by UBSFS’ breach of its obligations hereunder.
Section 9.    Client Account Agreement. Client, Agents and each Secured Party hereto acknowledge and agree that this Agreement supplements the UBSFS account agreement(s) applicable to the Accounts (including the “account agreement” (as defined in the Hague Securities Convention Article 1(1)(e)) that governs each Securities Account, (the “Account Agreement”)), and, if applicable, any related account management agreements between Client and either UBSFS or its affiliates, and except as otherwise expressly provided herein, does not supersede or abridge any rights or obligations of any of the parties to such agreements. In the event of a conflict between the express terms of this Agreement and any Account Agreement or other agreement between UBSFS and the Client, the terms of this Agreement will prevail. Regardless of any provision in any such agreement relating to the law governing the Accounts, the parties hereto agree that the establishment and maintenance of the Accounts, and all interests, duties and obligations with respect thereto, shall be governed by the law of the State of New York. UBSFS and Client hereby agree that the Account Agreement that governs the Securities Account is hereby amended to provide that the law expressly agreed to as the law applicable to all issues specified in Hague Securities Convention Article 2(1) in the Account Agreement is the law in force in the State of New York and UBSFS hereby acknowledges and represents that at the time such Account Agreement was entered into, UBSFS has a physical office in the United States that satisfied the criteria set forth in Hague Securities Convention Article 4(1)(a) or (b). Client and each Secured Party agree and acknowledge that any Instruction given by

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a Secured Party in connection with such Secured Party’s Account is deemed to be an Instruction of Client, and is, therefore, subject to any and all terms and conditions of the UBSFS account agreement(s) applicable to such Account and, if applicable, any related account management agreements between Client and either UBSFS or its affiliates, except to the extent otherwise provided herein.
Section 10. Termination. Unless earlier terminated by UBSFS pursuant to this section, the obligations of UBSFS under Sections 3, 4, 5 and 6 shall continue in effect until: (i) the Secured Parties have jointly notified UBSFS in writing that this Agreement is to be terminated, (ii) with respect solely to terminating a single Secured Party as a party to this Agreement, upon UBSFS’s receipt of a Termination Notice and (iii) upon transfer of all of the Collateral in each Secured Party’s Account to the applicable Secured Party or as otherwise instructed by Secured Party. Upon receipt of the notice pursuant to (i) above, the obligations of UBSFS under Sections 3, 4, 5 and 6 with respect to the operation and maintenance of the Accounts shall terminate, Secured Parties shall have no further right to originate entitlement orders concerning the Accounts and any previous Notice of Exclusive Control delivered by a Secured Party shall be deemed to be of no further force and effect. Upon receipt of a Termination Notice pursuant to (ii) above, the obligations of UBSFS under Sections 3, 4, 5 and 6 with respect to the operation and maintenance of such Secured Party’s Accounts shall terminate, such Secured Party shall have no further right to originate entitlement orders concerning such Secured Party’s Accounts and any previous Notice of Exclusive Control delivered by such Secured Party shall be deemed to be of no further force and effect. Upon termination pursuant to (iii) above, UBSFS shall follow Instructions of each applicable Secured Party concerning the transfer of such Secured Party’s Collateral. UBSFS reserves the right, unilaterally, to terminate this Agreement, such termination to be effective (30) days after written notice thereof is given to Client, Agents and each Secured Party.
Section 11.    Sale of Securities; Credit to Accounts.
(a)    Promptly after each sale of securities in any Secured Party’s Account in accordance with the Margin Loan Documents, such Secured Party shall deliver to UBSFS Instructions authorizing UBSFS to settle such sale. UBSFS shall account for all sales of securities in each Secured Party’s Account on the actual settlement date.
(b)    Each of the Client, the Agents and the Secured Parties understands that when UBSFS is instructed to deliver securities against payment, delivery of such securities and receipt of payment therefor may not be completed simultaneously. Each of the Client and the Agents and each Secured Party assumes full responsibility for all credit risks involved in connection with UBSFS’s delivery of securities pursuant to instructions of such Secured Party.
(c)    UBSFS may, as a matter of bookkeeping convenience or by separate agreement with the Client, the Agents and a Secured Party, credit such Secured Party’s Account with the proceeds from the sale, redemption or disposition of securities or interest, dividends or other distributions payable on securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until UBSFS’s actual receipt of final payment and may be reversed by UBSFS to the extent that final payment is not received. Payment with respect to a transaction will not be “final” until UBSFS shall have received immediately available funds under which applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance.
Section 12. Entire Agreement; Amendments; Authority to Execute; Joinders. This Agreement, any schedules or exhibits hereto and the instructions and notices required or permitted to be

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executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof. No amendment, modification or (except as otherwise specified in Section 10) termination of this Agreement, nor any assignment of any rights hereunder (except to the extent contemplated under Section 10), shall be binding on any party hereto unless it is in writing and is signed by each of the parties hereto, and any attempt to so amend, modify, terminate or assign except pursuant to such a writing shall be null and void. No waiver of any rights hereunder shall be binding on any party hereto unless such waiver is in writing and signed by the party against whom enforcement is sought. Each individual executing this Agreement below on behalf of each Secured Party and Agents represents and warrants that he/she is duly authorized to do so on behalf of such Secured Party or Agents. The parties agree and acknowledge that financial advisors are not authorized to execute this Agreement on behalf of UBSFS and that to the extent that the financial advisor of record for the Accounts, or any other financial advisor, purports to execute the Agreement on behalf of UBSFS, the Agreement will not be effective or otherwise binding upon UBSFS. In connection with any assignment of loans pursuant to the Margin Loan Agreement to any person who is not an existing Secured Party, such assignee (other than an assignee that elects to remain an Agented Lender in accordance with the Margin Loan Agreement) shall execute and deliver to Client, UBSFS and each Agent a joinder agreement to this Agreement in substantially the form attached hereto as Exhibit A (each, a “Joinder Agreement”), and upon execution and delivery thereof such person (each, a “New Secured Party”) shall be a “Secured Party” for all purposes under this agreement, and to the extent any additional Account is established in connection with a New Secured Party as provided in Section 2(e), Annex I of this Agreement shall be amended to reflect the addition of such Account and Schedule A shall be amended to include the reference to such New Secured Party. In connection with terminating a single Secured Party as party to this Agreement as set forth in Section 10, such termination of such Secured Party shall occur upon such Secured Party executing and delivering to Client, UBSFS and each Agent a termination notice in substantially the form attached hereto as Exhibit B (each, a “Termination Notice”), and upon such execution and delivery (i) such Secured Party shall no longer be a party to this Agreement, (ii) Schedule A shall be amended to delete the reference to such Secured Party, (iii) Annex 1 shall be amended to delete the reference to such Secured Party and such Secured Party’s Account Information and (iv) UBSFS shall only follow the Instructions of the Client with respect to such Secured Party’s Account.
Section 13.   Severability. If any term or provision set forth in this Agreement shall be invalid  or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.
Section 14.    Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors, permitted assigns (including each New Secured Party) or heirs and personal representatives.
Section 15.    Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or upon receipt of notice sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to that party: in the case of each Secured Party, at the applicable address set forth below; in the case of Client, at the address reflected in UBSFS’ records with respect to the Accounts or, if such notice is given by a Secured Party, at the address specified to such Secured Party by Client; in the case of any Investment Adviser, at the address set forth for such Investment Adviser below; and in the case of UBSFS, at 1000 Harbor Boulevard, 8th Floor, Weehawken, New Jersey 07086,
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Attn: Williams Lea - Subpoenas or SH-Legal-Account_Restrictions@ubs.com. Any party may change its address for notices in the manner set forth above.
Section 16.  Counterparts. This Agreement may be executed in any number of counterparts,   all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.
Section 17.    Choice of Law; Jurisdiction; Waiver of Jury Trial.
(a)    This Agreement shall be governed by and construed in accordance with the law of the State of New York.
(b)    ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREE- MENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY JUDGMENT ENTERED BY ANY COURT WITH RESPECT TO THIS AGREEMENT OR SUCH TRANSACTIONS SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH ACTION OR PROCEEDING AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTION OR PROCEEDING. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(c)    EACH OF THE PARTIES (FOR ITSELF, ANYONE CLAIMING THROUGH IT OR IN ITS NAME) HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the parties have signed this Agreement, or caused it to be signed on their behalf by their duly authorized representatives, as of the date indicated below.

CLIENT
Name: CHIRAG PATEL
391 Mendham Road
Bernardsville, NJ 07924
Attention: David Browne
Email: davidb@tarsadia.com

Date: 10/24/2024
Signed: Chirag Patel
Name: Chirag Patel

ADMINISTRATIVE AGENT AND CALCULATION AGENT
Name of Agent: UBS AG, STAMFORD BRANCH
AGENT'S ADDRESS FOR NOTICES:
UBS AG, Stamford Branch
600 Washington Blvd.
Stamford, CT 06901
Attn: Loan Administration Team
Email: Agency-ubsamericas@ubs.com; Loansagency@ubs.com; and SH-GLSPrimaryEMEA@ubs.com

With a mandatory copy to:
UBS AG, Stamford Branch
600 Washington Blvd.
Stamford, CT 06901
Attn: Loan Administration Team
Email: ol-sesgnotifications@ubs.com; Lee.frankenfield@ubs.com; Ryan.namdar@ubs.com; Will.ledger@ubs.com; Steve.studnicky@ubs.com; Matthew.dejana@ubs.com; Alexander.sykopetritis@ubs.com; anna.petterson@ubs.com; rafal.nowak@ubs.com; gianluca.parigi@ubs.com; jerry-zb.chen@ubs.com; jonathen.vogel@ubs.com; stephanie.browder@ubs.com; faraz.jan-muhammad@ubs.com;

SECURED PARTIES
Name of Secured Party: UBS AG, STAMFORD BRANCH
SECURED PARTY'S ADDRESS FOR NOTICES:
UBS AG, Stamford Branch
600 Washington Blvd.
Stamford, CT 06901
Attn: Loan Administration Team
Email: Agency-ubsamericas@ubs.com; Loansagency@ubs.com; and SH-GLSPrimaryEMEA@ubs.com

Email: ol-sesgnotifications@ubs.com; Lee.frankenfield@ubs.com; Ryan.namdar@ubs.com; Will.ledger@ubs.com; Steve.studnicky@ubs.com; Matthew.dejana@ubs.com; Alexander.sykopetritis@ubs.com; anna.petterson@ubs.com; rafal.nowak@ubs.com; gianluca.parigi@ubs.com; jerry-zb.chen@ubs.com; jonathen.vogel@ubs.com; stephanie.browder@ubs.com; faraz.jan-muhammad@ubs.com; rebecca.hosfield@ubs.com and ol-ubs-project-alberta@ubs.com
and
Morrison & Foerster LLP
250 West 55th Street
New York, NY 10019-9601
Attn: David Kaufman
Email: dkaufman@mofo.com

Signed: ____________
Name: ____________
Title: ____________
Date: ____________

[*Signature Page to Chirag Account Control Agreement*]

IN WITNESS WHEREOF, the parties have signed this Agreement, or caused it to be signed on their behalf by their duly authorized representatives, as of the date indicated below.

CLIENT

Name: CHIRAG PATEL
391 Mendham Road
Bernardsville, NJ 07924
Attention: David Browne
Email: davidb@tarsadia.com

Date: ______________________________
Signed: ____________________________
Name: _____________________________

ADMINISTRATIVE AGENT AND CALCULATION AGENT

Name of Agent: UBS AG, STAMFORD BRANCH
AGENT'S ADDRESS FOR NOTICES:
UBS AG, Stamford Branch
600 Washington Blvd.
Stamford, CT 06901
Attn: Loan Administration Team
Email: Agency-ubsamericas@ubs.com; Loansagency@ubs.com; and SH-GLSPrimaryEMEA@ubs.com

With a mandatory copy to:
UBS AG, Stamford Branch
600 Washington Blvd.
Stamford, CT 06901
Attn: Loan Administration Team
Email: ol-sesgnotifications@ubs.com; Lee.frankenfield@ubs.com; Ryan.namdar@ubs.com; Will.ledger@ubs.com; Steve.studnicky@ubs.com; Matthew.dejana@ubs.com; Alexander.sykopetritis@ubs.com; anna.petterson@ubs.com; rafal.nowak@ubs.com; gianluca.parigi@ubs.com; jerry-zb.chen@ubs.com; jonathen.vogel@ubs.com; stephanie.browder@ubs.com; faraz.jan-muhammad@ubs.com;

SECURED PARTIES

Name of Secured Party: UBS AG, STAMFORD BRANCH
SECURED PARTY'S ADDRESS FOR NOTICES:
UBS AG, Stamford Branch
600 Washington Blvd.
Stamford, CT 06901
Attn: Loan Administration Team
Email: Agency-ubsamericas@ubs.com; Loansagency@ubs.com; and SH-GLSPrimaryEMEA@ubs.com

Email: ol-sesgnotifications@ubs.com; Lee.frankenfield@ubs.com; Ryan.namdar@ubs.com; Will.ledger@ubs.com; Steve.studnicky@ubs.com; Matthew.dejana@ubs.com; Alexander.sykopetritis@ubs.com; anna.petterson@ubs.com; rafal.nowak@ubs.com; gianluca.parigi@ubs.com; jerry-zb.chen@ubs.com; jonathen.vogel@ubs.com; stephanie.browder@ubs.com; faraz.jan-muhammad@ubs.com; rebecca.hosfield@ubs.com and ol-ubs-project-alberta@ubs.com
and
Morrison & Foerster LLP
250 West 55th Street
New York, NY 10019-9601
Attn: David Kaufman
Email: dkaufman@mofo.com

Signed: ______________________________
Name: Steve Studnicky
Title: Managing Director
Date: 10/25/2024

[*Signature Page to Chirag Account Control Agreement*]

[Signature Page to Chirag Account Control Agreement]

Matthew.dejana@ubs.com; Alexander.sykopetritis@ubs.com; anna.petterson@ubs.com; rafal.nowak@ubs.com; gianluca.parigi@ubs.com; jerry-zb.chen@ubs.com; jonathen.vogel@ubs.com; stephanie.browder@ubs.com; faraz.jan-muhammad@ubs.com; rebecca.hosfield@ubs.com and ol-ubs-project-alberta@ubs.com and Morrison & Foerster LLP 250 West 55th Street New York, NY 10019-9601 Attn: David Kaufman Email: dkaufman@mofo.com Signed: ________________ Name: ________________ Title: ________________ Date: ________________	Date: ________________

UBS FINANCIAL SERVICES INC. (*Financial advisors are not authorized to execute this Agreement on behalf of UBSFS; if the Agreement is signed by a financial advisor,*	**INVESTMENT ADVISER (for notices only)**

[Signature Page to Chirag Account Control Agreement]

Schedule A

Lenders

1.    UBS AG, Stamford Branch
600 Washington Blvd.
Stamford, CT 06901
Attn: Loan Administration Team
Email: Agency-ubsamericas@ubs.com;
Loansagency@ubs.com; and SH-GLSPrimaryEMEA@ubs.com

Schedule A-1

Annex I
Accounts and Controlling Secured Parties
Secured Party	Account Information
UBS AG Stamford Branch, as collateral agent	Account Name: Chirag Patel Account Number:

Annex I-1

Exhibit A to
Account Control Agreement

Joinder Agreement
_________________, 20[  ]
Pursuant to this joinder agreement (this “Agreement”), the undersigned, as collateral agent for itself, its Agented Lenders and the Agents (in such capacity, the “New Secured Party”), hereby agrees to be bound as a Secured Party for purposes of the Collateral Account Control Agreement, dated as of October 29, 2024 (as may be amended, amended and restated, restated, modified or otherwise supplemented from time to time, the “Control Agreement”; capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to them in the Control Agreement), by and among Chirag Patel (“Client”), UBS AG Stamford Branch., as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as calculation agent (in such capacity, together with its successors and assigns in such capacity, the “Calculation Agent” and, together with the Administrative Agent, the “Agents”), UBS Financial Services Inc., as custodian (in such capacity, together with its successors and assigns in such capacity, the “UBSFS”) and each of the Secured Parties from time to time party thereto. Each of the undersigned signing a counterpart to this Agreement hereby agrees and acknowledges that such New Secured Party shall constitute a Secured Party for all purposes under the Control Agreement. In furtherance of the foregoing, UBSFS shall comply with all Instructions, including without limitation, all entitlement orders and instructions directing the disposition of funds, in each case, originated by such New Secured Party with respect to such New Secured Party’s Account(s) identified on Annex I hereto, without further consent of Client or any other person (including any other Secured Party). The New Secured Party identified on Schedule A hereto shall be a “Secured Party” under the Control Agreement, each of the accounts identified on Annex I hereto shall constitute an “Account” under the Control Agreement and shall be such New Secured Party’s Account. Schedule A, Schedule B and Annex I to the Control Agreement shall be amended, respectively, by adding the information set forth on Schedule A, Schedule B and Annex I of this Joinder Agreement.

[Remainder of page intentionally left blank]

Exhibit A-1

Agreed to as of the date first written above.

[ASSIGNEE LENDER],

as a Secured Party

By:_______________________________
Name:
Title:

Exhibit A-2

Acknowledged and agreed to
as of the date set forth above:
CHIRAG PATEL, as the Client
By: _______________________________
Name:
Title:
UBS AG STAMFORD BRANCH ,
as the Administrative Agent and Calculation Agent

By: _______________________________
Name:
Title:

UBS FINANCIAL SERVICES INC,
as UBSFS

[                        ], as Lender and existing Secured Party,

By: _______________________________
Name:
Title:

Exhibit A-3

Schedule A

New Secured Party

[Insert New Secured Party name.]
[Insert New Secured Party contact information, including address, phone number, email and contact person.]

Schedule A-1

Annex I
New Secured Party Account

Secured Party	Account Information
[______________]	Account Name: [______________] Account Number: [______________] Attention: [______________] [______________]

[Remainder of page intentionally left blank]

Schedule A-2

Exhibit B to
Account Control Agreement

Termination Notice
______________, 20[  ]

Pursuant to this termination notice (this “Notice”), the undersigned, as collateral agent for itself, its Agented Lenders and the Agents (in such capacity, the “Terminated Secured Party”), hereby notifies you that Terminated Secured Party is terminated as party to the Collateral Account Control Agreement, dated as of October 29, 2024 (as may be amended, amended and restated, restated, modified or otherwise supplemented from time to time, the “Control Agreement”; capitalized terms used in this Agreement but not defined herein shall have the meanings assigned to them in the Control Agreement), by and among Chirag Patel (“Client”), UBS AG Stamford Branch as administrative agent (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as calculation agent (in such capacity, together with its successors and assigns in such capacity, the “Calculation Agent” and, together with the Administrative Agent, the “Agents”), UBS Financial Services Inc., as custodian (in such capacity, together with its successors and assigns in such capacity, the “UBSFS”) and each of the Secured Parties from time to time party thereto. The undersigned hereby agrees and acknowledges that it shall as of the date hereof, no longer constitute a Secured Party for any purposes under the Control Agreement and that the Control Agreement shall terminate with respect to such Person. In furtherance of the foregoing, as of the date hereof, (i) (a) UBSFS shall no longer comply with any entitlement orders and instructions directing the disposition of funds, in each case, originated from the Terminated Secured Party with respect to such Terminated Secured Party’s Account identified on Annex I hereto, and (b) UBSFS may follow any entitlement orders and take instructions directing the disposition of funds originated by the Client with respect to such Terminated Secured Party’s Account and otherwise comply with any Account Agreements between the Client and UBSFS with respect to such Terminated Secured Party’s Account, (ii) the Terminated Secured Party identified on Schedule A hereto shall be deleted from Schedule A to the Control Agreement and not be a “Secured Party” under the Control Agreement, and (iii) each of the accounts identified on Annex I hereto shall be deleted from Annex 1 to the Control Agreement and not constitute an “Account” under the Control Agreement. Schedule A, Schedule B and Annex I to the Control Agreement are hereby amended, respectively, by deleting the information set forth on Schedule A, Schedule B and Annex I of this Agreement as provided herein.

[Remainder of page intentionally left blank]

Exhibit B-1

Agreed to as of the date first written above.

[ ],

as a Terminated Secured Party

By:____________________________________
Name:
Title:

Exhibit B-2

Schedule A

Terminated Secured Party

[Insert Terminated Secured Party name.]
[Insert Terminated Secured Party contact information, including address, phone number, email and contact person.]

Exhibit B-3

Annex I

Terminated Secured Party Account

Terminated Secured Party	Account Information
[______________]	Account Name: [______________] Account Number: [______________] Attention: [______________] [______________]

[Remainder of page intentionally left blank]

Exhibit B-4